UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VIRIOS THERAPEUTICS, LLC

to be converted to a corporation named

VIRIOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Alabama	45-4618270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

44 Milton Avenue Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-248447

Securities to be registered pursuant to Section 12(g) of the Act: None.

Virios Therapeutics, LLC, the registrant whose name appears on the cover of this registration statement, is an Alabama limited liability company. Prior to the listing on The Nasdaq Stock Market LLC, Virios Therapeutics, LLC will be converted into a Delaware corporation pursuant to a statutory conversion and change its name to Virios Therapeutics, Inc. The Common Stock to be listed on The Nasdaq Stock Market LLC and referred to herein are securities of Virios Therapeutics, Inc.

Item 1. Description of Registrant’s Securities to be Registered.

Virios Therapeutics, Inc. (the “Registrant”), hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Our Capital Stock” in the Registrant's Registration Statement on Form S-1 (File No. 333-248447), as initially filed publicly with the Securities and Exchange Commission (the “Commission”) on August 28, 2020, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 16, 2020	VIRIOS THERAPEUTICS, LLC

	By:	/s/ Greg Duncan
Name: Greg Duncan
Title: Chief Executive Officer